Joint Filer Information

Title of Security:	Common Stock

Issuer & Ticker Symbol:	NuPathe Inc. (“PATH”)

Designated Filer:	BVP GP, LLC

Other Joint Filers:	Battelle Ventures, L.P. Innovation Valley Partners, L.P. IVP GP, LLC

Addresses:	The address of each filer is: 103 Carnegie Center Suite 100 Princeton, NJ 08540
Signatures:

Dated:	August 13, 2010

Battelle Ventures, L.P.

	By:	BVP GP, LLC, as General Partner

		By:	/s/ Morton Collins
Morton Collins Member

BVP GP, LLC

	By:	/s/ Morton Collins
Morton Collins Member

Innovation Valley Partners, L.P.

	By:	IVP GP, LLC, as General Partner

		By:	/s/ Morton Collins
Morton Collins Member

IVP GP, LLC

	By:	/s/ Morton Collins
Morton Collins Member